Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545
Fax (303) 369-9384
Email larryodonnellcpa@msn.com
www.larryodonnellcpa.com

2228 South Fraser Street
Unit I
Aurora, Colorado 80014

January 12, 2009

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

RE: Imperiali, Inc.

Ladies and Gentlemen:

I have read the statements under item 4.01 in the Form 8-K dated January 12, 2009, of Imperiali, Inc. (the Company) to be filed with the Securities and Exchange Commission and we agree with such statements therein as relate to our firm. We have no basis to, and therefore, do not agree or disagree with the other statements made by the Company in the Form 8-K.

Larry O'Donnell, CPA, P.C.

Larry O'Donnell, CPA, P.C.
Aurora, Colorado